Exhibit 99.1

News Release

Global Headquarters: 200 Innovation Way, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Ed Markey
330-796-8801
ANALYST CONTACT:	Christina Zamarro
330-796-1042
FOR IMMEDIATE RELEASE

Goodyear Reports Second Quarter, First Half 2019 Results

•	U.S. consumer replacement tire shipments increased 4% in the quarter; 5% year to date

•	U.S. and European consumer replacement businesses gained share in the quarter

•	Americas and EMEA commercial truck tire volume growth outpaced industry in the first half

•	First half revenue per tire up 4%, excluding foreign exchange

•	New consumer OE fitments to drive significant future volume growth

AKRON, Ohio, July 26, 2019 – The Goodyear Tire & Rubber Company today reported results for the second quarter and first half of 2019.

“Our U.S. consumer replacement and commercial businesses continued to perform well in a challenging environment, aided by recent product launches,” said Richard J. Kramer, chairman, chief executive officer and president. “We have continued our focus on strengthening our business by investing in premium supply and enhancing our OE pipeline and cost competitiveness,” he added. “I am encouraged that several of the external factors that have impacted our business in recent quarters are beginning to moderate, positioning us to deliver stronger results going forward,” said Kramer.

Goodyear’s second quarter 2019 sales were $3.6 billion, down 5% from a year ago, driven by unfavorable currency translation, lower volume, and reduced sales from other tire-related businesses. These effects were partially offset by improvements in price/mix.

Tire unit volumes totaled 37.4 million, a 4% decrease from 2018. Replacement tire shipments declined less than 1%. Original equipment unit volume was down 11%, reflecting lower global vehicle production and strategic fitment choices.

Goodyear’s second quarter 2019 net income was $54 million (23 cents per share), down from $157 million (65 cents per share) a year ago. Second quarter 2019 adjusted net income was $58 million (25 cents per share), compared to $150 million (62 cents per share) in 2018. Per share amounts are diluted.

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The company reported second quarter segment operating income of $219 million in 2019, down from $324 million a year ago. The decrease reflects higher raw material costs, lower volume, weaker results from other tire-related businesses and adverse currency, partially offset by favorable price/mix, improved overhead absorption from higher Americas production in prior quarters, and net cost savings.

Year-to-Date Results

Goodyear’s sales for the first six months of 2019 were $7.2 billion, a 6% decline from the 2018 period due to unfavorable foreign currency translation, lower volume and reduced sales from other tire-related businesses. These factors were partially offset by improvements in price/mix.

Tire unit volumes totaled 75.4 million, down 3% from 2018. Replacement tire shipments decreased less than 1% from the prior year’s period. Original equipment volume declined 9%, driven by weaker consumer OE industry demand, reflecting lower global vehicle production, and strategic fitment choices.

Goodyear’s net loss was $7 million for the first six months of 2019 (3 cents per share) compared to net income of $232 million (96 cents per share) in the prior year’s period. The first half of 2019 included several significant items, most notably $107 million in rationalization charges, primarily related to the previously announced plan to modernize two of our tire manufacturing facilities in Germany. First half 2019 adjusted net income was $103 million (44 cents per share) compared to $272 million ($1.12 per share) in the prior year’s period. Per share amounts are diluted.

The company reported first half segment operating income of $409 million in 2019, down from $605 million a year ago. The decrease was primarily due to higher raw material costs.

Reconciliation of Non-GAAP Financial Measures

See the note at the end of this release for further explanation and reconciliation tables for Segment Operating Income and Margin; Adjusted Net Income; and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2019 and 2018 periods.

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Business Segment Results

Americas

	Second Quarter		Six Months
(in millions)	2019	2018	2019	2018
Tire Units	17.1	17.3	33.8	34.0
Sales	$1,971	$2,018	$3,847	$3,947
Segment Operating Income	134	154	223	281
Segment Operating Margin	6.8%	7.6%	5.8%	7.1%

Americas’ second quarter 2019 sales decreased 2% to $2.0 billion, reflecting unfavorable foreign currency translation, lower third-party chemical sales and reduced volume, partially offset by improved price/mix. Replacement tire shipments rose 1%. U.S. consumer replacement volume increased 4% over the prior year, led by above-industry growth in the 17-inch-and-greater category. Original equipment unit volume was down 9%, entirely attributable to a 12% decrease in consumer OE due to lower vehicle production and strategic fitment choices.

Second quarter 2019 segment operating income of $134 million was down 13% from the prior year. The decrease reflects higher raw material costs and reduced earnings from our chemical business, partially offset by improved overhead absorption.

Europe, Middle East and Africa

	Second Quarter		Six Months
(in millions)	2019	2018	2019	2018
Tire Units	13.3	14.2	27.6	28.9
Sales	$1,141	$1,260	$2,362	$2,590
Segment Operating Income	44	100	98	178
Segment Operating Margin	3.9%	7.9%	4.1%	6.9%

Europe, Middle East and Africa’s second quarter 2019 sales decreased 9% from last year to $1.1 billion, primarily attributable to unfavorable foreign currency translation and lower volume. Replacement tire shipments were down 3%, reflecting weaker industry demand. Original equipment unit volume declined 13% due to lower consumer OE industry demand and strategic fitment choices.

Second quarter 2019 segment operating income of $44 million was 56% lower than the prior year. The decrease was driven by lower volume, increased raw material costs and unfavorable foreign currency translation, partially offset by improved price/mix.

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Asia Pacific

	Second Quarter		Six Months
(in millions)	2019	2018	2019	2018
Tire Units	7.0	7.5	14.0	15.1
Sales	$520	$563	$1,021	$1,134
Segment Operating Income	41	70	88	146
Segment Operating Margin	7.9%	12.4%	8.6%	12.9%

Asia Pacific’s second quarter 2019 sales decreased 8% from last year to $520 million, driven by lower volume and unfavorable foreign currency translation. Replacement tire shipments were down 1%, reflecting soft demand in China. Original equipment unit volume declined 12%, driven by lower vehicle production in China and India.

Second quarter 2019 segment operating income of $41 million was down 41% from last year, reflecting lower volume, higher raw material costs and higher conversion costs, primarily due to lower factory utilization.

New OE Fitments

Goodyear’s OE win rates over the last 18 months have increased significantly compared to recent history, reflecting industry trends toward vehicles with more complex tire constructions, as well as Goodyear’s success in bringing advanced new technology to OE platforms. Based on these higher win rates, Goodyear expects OE volume growth of approximately 20% between 2019 and 2022 based on current third-party industry projections for auto production. These new fitments are at a higher average revenue per tire than existing volume and include a significant percentage of high-value electric vehicle fitments.

Common Stock Dividend

The company declared a quarterly dividend of 16 cents per share of common stock on July 12, 2019, payable on September 3, 2019 to shareholders of record on August 1, 2019. The payout represents an annual rate of 64 cents per share.

Conference Call

Goodyear will hold an investor conference call at 9:30 a.m. today. Prior to the commencement of the call, the company will post the financial and other related information that will be presented on its investor relations website: http://investor.goodyear.com.

Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Darren R. Wells, executive vice president and chief financial officer.

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Investors, members of the media and other interested persons can access the conference call on the website or via telephone by calling either (800) 895-3361 or (785) 424-1062 before 9:25 a.m. and providing the conference ID “Goodyear.” A taped replay will be available by calling (800) 839-5103 or (402) 220-2687. The replay will also remain available on the website.

Goodyear is one of the world’s largest tire companies. It employs about 64,000 people and manufactures its products in 47 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. GT-FN

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; a labor strike, work stoppage or other similar event; foreign currency translation and transaction risks; deteriorating economic conditions or an inability to access capital markets; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(financial statements follow)

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2019	2018	2019	2018
NET SALES	$3,632	$3,841	$7,230	$7,671
Cost of Goods Sold	2,855	2,949	5,734	5,925
Selling, Administrative and General Expense	586	588	1,133	1,179
Rationalizations	4	(2)	107	35
Interest Expense	88	78	173	154
Other (Income) Expense	17	45	39	82

Income before Income Taxes	82	183	44	296
United States and Foreign Tax Expense	26	19	32	52

Net Income	56	164	12	244
Less: Minority Shareholders’ Net Income	2	7	19	12

Goodyear Net Income (Loss)	$54	$157	$(7)	$232

Goodyear Net Income (Loss) - Per Share of Common Stock
Basic	$0.23	$0.66	$(0.03)	$0.97

Weighted Average Shares Outstanding	233	239	232	240
Diluted	$0.23	$0.65	$(0.03)	$0.96

Weighted Average Shares Outstanding	234	241	232	242
Cash Dividends Declared Per Common Share	$0.16	$0.14	$0.32	$0.28

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In millions, except share data)	June 30,	December 31,
	2019	2018
Assets:
Current Assets:
Cash and Cash Equivalents	$917	$801
Accounts Receivable, less Allowance - $117 ($113 in 2018)	2,473	2,030
Inventories:
Raw Materials	573	569
Work in Process	153	152
Finished Products	2,365	2,135

	3,091	2,856
Prepaid Expenses and Other Current Assets	300	238

Total Current Assets	6,781	5,925
Goodwill	570	569
Intangible Assets	135	136
Deferred Income Taxes	1,865	1,847
Other Assets	1,071	1,136
Operating Lease Right-of-Use Assets	854	—
Property, Plant and Equipment less Accumulated Depreciation - $10,492 ($10,161 in 2018)	7,194	7,259

Total Assets	$18,470	$16,872

Liabilities:
Current Liabilities:
Accounts Payable -Trade	$2,750	$2,920
Compensation and Benefits	507	471
Other Current Liabilities	653	737
Notes Payable and Overdrafts	480	410
Operating Lease Liabilities due Within One Year	200	—
Long Term Debt and Finance Leases due Within One Year	491	243

Total Current Liabilities	5,081	4,781
Operating Lease Liabilities	664	—
Long Term Debt and Finance Leases	5,766	5,110
Compensation and Benefits	1,277	1,345
Deferred Income Taxes	94	95
Other Long Term Liabilities	539	471

Total Liabilities	13,421	11,802
Commitments and Contingent Liabilities
Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 233 and 232 million in 2019 and 2018	233	232
Capital Surplus	2,124	2,111
Retained Earnings	6,492	6,597
Accumulated Other Comprehensive Loss	(4,002)	(4,076)

Goodyear Shareholders’ Equity	4,847	4,864
Minority Shareholders’ Equity – Nonredeemable	202	206

Total Shareholders’ Equity	5,049	5,070

Total Liabilities and Shareholders’ Equity	$18,470	$16,872

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The Goodyear Tire & Rubber Company and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended
	June 30,
(In millions)	2019	2018
Cash Flows from Operating Activities:
Net Income	$12	$244
Adjustments to Reconcile Net Income to Cash Flows from Operating Activities:
Depreciation and Amortization	389	392
Amortization and Write-Off of Debt Issuance Costs	9	8
Provision for Deferred Income Taxes	(31)	(55)
Net Pension Curtailments and Settlements	—	3
Net Rationalization Charges	107	35
Rationalization Payments	(33)	(131)
Net (Gains) Losses on Asset Sales	(6)	—
Operating Lease Expense	148	—
Operating Lease Payments	(134)	—
Pension Contributions and Direct Payments	(32)	(42)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(445)	(475)
Inventories	(233)	(222)
Accounts Payable - Trade	(55)	253
Compensation and Benefits	61	(30)
Other Current Liabilities	(37)	(100)
Other Assets and Liabilities	(11)	36

Total Cash Flows from Operating Activities	(291)	(84)
Cash Flows from Investing Activities:
Capital Expenditures	(401)	(442)
Asset Dispositions	2	2
Short Term Securities Acquired	(67)	(30)
Short Term Securities Redeemed	67	38
Notes Receivable	(7)	—
Other Transactions	(13)	(38)

Total Cash Flows from Investing Activities	(419)	(470)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	983	1,012
Short Term Debt and Overdrafts Paid	(908)	(920)
Long Term Debt Incurred	3,479	3,544
Long Term Debt Paid	(2,628)	(2,933)
Common Stock Issued	1	3
Common Stock Repurchased	—	(100)
Common Stock Dividends Paid	(74)	(67)
Transactions with Minority Interests in Subsidiaries	(25)	(26)
Debt Related Costs and Other Transactions	(17)	6

Total Cash Flows from Financing Activities	811	519
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	6	(25)

Net Change in Cash, Cash Equivalents and Restricted Cash	107	(60)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	873	1,110

Cash, Cash Equivalents and Restricted Cash at End of the Period	$980	$1,050

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Non-GAAP Financial Measures (unaudited)

This earnings release presents Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes.

The most directly comparable U.S. GAAP financial measure to Total Segment Operating Income is Goodyear Net Income and to Total Segment Operating Margin is Return on Sales (which is calculated by dividing Goodyear Net Income by Net Sales).

Adjusted Net Income is Goodyear Net Income as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted EPS is the company’s Adjusted Net Income divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income and Adjusted Diluted EPS are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies.

The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP financial measure, Total Segment Operating Income, to the most directly comparable U.S. GAAP financial measure, Goodyear Net Income, because management cannot reliably predict all of the necessary components of Goodyear Net Income without unreasonable effort. Goodyear Net Income includes several significant items that are not included in Total Segment Operating Income, such as rationalization charges, other (income) expense, pension curtailments and settlements, and income taxes. The decisions and events that typically lead to the recognition of these and other similar non-GAAP adjustments, such as a decision to exit part of the company’s business, acquisitions and dispositions, foreign currency exchange gains and losses, financing fees, actions taken to manage the company’s pension liabilities, and the recording or release of tax valuation allowances, are inherently unpredictable as to if or when they may occur. The inability to provide a reconciliation is due to that unpredictability and the related difficulty in assessing the potential financial impact of the non-GAAP adjustments. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to the company’s future financial results.

See the tables below for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measures.

Segment Operating Income and Margin Reconciliation Table

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2019	2018	2019	2018
Total Segment Operating Income	$219	$324	$409	$605
Rationalizations	4	(2)	107	35
Interest Expense	88	78	173	154
Other (Income) Expense	17	45	39	82
Asset Write-offs and Accelerated Depreciation	1	1	1	2
Corporate Incentive Compensation Plans	14	3	15	7
Intercompany Profit Elimination	(2)	(1)	(6)	(4)
Retained Expenses of Divested Operations	3	2	6	5
Other	12	15	30	28

Income before Income Taxes	$82	$183	$44	$296
United States and Foreign Taxes	26	19	32	52
Less: Minority Shareholders’ Net Income	2	7	19	12

Goodyear Net Income (Loss)	$54	$157	$(7)	$232

Sales	$3,632	$3,841	$7,230	$7,671
Return on Sales	1.5%	4.1%	(0.1)%	3.0%
Total Segment Operating Margin	6.0%	8.4%	5.7%	7.9%

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Adjusted Net Income and Adjusted Diluted Earnings per Share Reconciliation Tables

Second Quarter 2019	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$82	$26	$2	$54	234	$0.23
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	5	1		4		0.02

	5	1		4		0.02

As Adjusted	$87	$27	$2	$58	234	$0.25

Second Quarter 2018	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$183	$19	$7	$157	241	$0.65
Significant Items:
TireHub Transaction Costs	10	2		8		0.03
Hurricane Effect	8			8		0.03
Brazil Transportation Strike	7	2		5		0.02
Pension Settlement	3	1		2		0.01
Asset Sales	(2)	(1)		(1)		(0.01)
Insurance Recovery – Discontinued Products	(2)	(1)		(1)		(0.01)
Discrete Tax Items		28		(28)		(0.10)

	24	31		(7)		(0.03)

As Adjusted	$207	$50	$7	$150	241	$0.62

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First Six Months 2019	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income (Loss)	Weighted Average Shares Outstanding- Diluted*	Diluted EPS
(In millions, except EPS)
As Reported	$44	$32	$19	$(7)	232	$(0.03)
Significant Items:
Rationalizations, Asset Write-offs, and Accelerated Depreciation Charges	108	17		91		0.38
Indirect Tax Settlements and Discrete Tax Items	(6)	(13)	(16)	23		0.10
Legal Claims Related to Discontinued Operations	5	1		4		0.02
Insurance Recovery from Hurricanes	(3)			(3)		(0.01)
Asset Sales	(6)	(1)		(5)		(0.02)

	98	4	(16)	110		0.47

As Adjusted	$142	$36	$3	$103	234	$0.44

*

Weighted Average Shares Outstanding-Diluted for the calculation of as-reported diluted EPS excludes 2 million weighted average shares outstanding for stock options and other securities that were anti-dilutive due to Goodyear’s net loss.

First Six Months 2018	Income Before Income Taxes	Taxes	Minority Interest	Goodyear Net Income	Weighted Average Shares Outstanding- Diluted	Diluted EPS
(In millions, except EPS)
As Reported	$296	$52	$12	$232	242	$0.96
Significant Items:
Rationalizations, Asset Write-Offs, and Accelerated Depreciation Charges	37	10		27		0.11
Hurricane Effect	11			11		0.05
TireHub Transaction Costs	14	3		11		0.04
Pension Standard Change	9	2		7		0.03
Brazil Transportation Strike	7	2		5		0.02
Pension Settlement	3	1		2		0.01
Insurance Recovery – Discontinued Products	(2)	(1)		(1)		(0.01)
Discrete Tax Items		22		(22)		(0.09)

	79	39		40		0.16

As Adjusted	$375	$91	$12	$272	242	$1.12

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